Exhibit 99.1

FOR IMMEDIATE RELEASE

MATTRESS FIRM ANNOUNCES FIRST QUARTER FINANCIAL RESULTS

—  Net Sales Increased 38.1% With 16.1% Comparable-Store Sales Growth  —

—  Earnings per Diluted Share of $0.29 on a GAAP Basis, $0.31 on an Adjusted Basis  —

—  Raises Full Year Fiscal 2012 Guidance  —

HOUSTON, June 5, 2012 /BUSINESSWIRE/ — Mattress Firm Holding Corp. (NASDAQ: MFRM) today announced its financial results for the fiscal first quarter (13 weeks) ended May 1, 2012. Net sales for the first quarter increased 38.1% to $209.8 million, compared to $151.9 million in the first quarter of 2011, driven by comparable-store sales growth of 16.1% and an increase in store units from new store openings and acquisitions. The Company reported first-quarter GAAP earnings per diluted share (“EPS”) of $0.29. Excluding $1.2 million in acquisition-related costs attributable to the acquisition of Mattress Giant, which closed on May 2, 2012, first-quarter adjusted earnings per diluted share (“adjusted EPS”) were $0.31 compared with $0.05 in the first quarter of 2011.

On May 2, 2012, subsequent to the end of the fiscal first quarter, Mattress Firm completed the acquisition of the equity interests of Mattress Giant for approximately $44 million.  Mattress Giant is a specialty mattress retailer with approximately 180 stores in certain Texas and Florida markets where the Company also operates 240 Mattress Firm stores.  The acquisition is expected to advance the Company’s market-level profitability model that is centered on the benefits of increasing its “relative market share” in a given market.  The Company benefited from its accelerated efforts of an initial rebranding and transition of the acquired stores in advance of the Memorial Day holiday.  As a result, the vast majority of the acquired stores operated during the Memorial Day holiday (1) with Mattress Firm’s product offerings and its unique “Comfort by Color” merchandising approach, (2) utilizing Mattress Firm’s point of sale systems, (3) with initial training of substantially all of the former Mattress Giant sales associates, (4) with temporary signage in place where allowable and (5) with significant advertising investment and Mattress Firm’s brand presence.  After Labor Day, permanent signage as well as required renovations to bring the stores up to Mattress Firm’s standards will be undertaken and are expected to be substantially complete by the start of fiscal year 2013.

“Our first quarter results reflect our ability to execute on our profitable growth strategy through a combination of store unit growth and consistent increases in comparable-store sales,” stated Steve Stagner, Mattress Firm’s president and chief executive officer.  “We are extremely pleased with the successful execution of our plan to transition the newly acquired Mattress Giant stores in advance of the Memorial Day weekend, which is the beginning of our key summer selling season.  The  acquisition  has significantly strengthened our presence in several key markets.  We remain well positioned to capture additional market share and build long-term shareholder value as the largest U.S. specialty bedding retailer.”

First Quarter Financial Summary

•                  Net sales increased $57.9 million or 38.1% to $209.8 million in the first quarter of fiscal year 2012 from $151.9 million in the first quarter of fiscal year 2011.  The increase in net sales was the result of comparable-store sales growth of 16.1%, adding $24.0 million in net sales, and incremental net sales of $36.0 million from the opening of new stores and acquired stores prior to their inclusion in comparable-stores sales results, with such increases offset by a reduction in net sales of $2.1 million related to closed stores.

5815 Gulf Freeway • Houston, TX • 77023 • Phone: 713-923-1090 • Fax: 713-923-1096

•                  The Company opened 30 new stores in the first quarter of fiscal year 2012, while closing four stores, bringing the total Company-operated stores to 755 as of May 1, 2012 (excluding the newly acquired Mattress Giant stores).

•                  Income from operations for the first quarter was $18.0 million. Excluding $1.2 million of acquisition-related costs, adjusted income from operations was $19.2 million, and adjusted operating margin during the quarter improved 295 basis points from 6.2% in 2011 to 9.1% in 2012. This operating margin growth on an adjusted basis was driven primarily by a 250 basis-point improvement in gross profit margin and a 40 basis-point improvement in general and administrative expenses (excluding acquisition-related costs).

•                  Net income was $9.7 million in the first quarter of fiscal year 2012 and EPS was $0.29.  Excluding acquisition-related costs, net income was $10.5 million for the quarter and adjusted EPS was $0.31.

•                  Earnings before interest, taxes, depreciation and amortization and other adjustments (“Adjusted EBITDA”) increased 73.4% to $25.4 million in the first quarter of fiscal year 2012, compared to $14.7 million in the same period of fiscal year 2011.  Adjusted EBITDA as a percentage of sales improved 250 basis points to 12.1% from 9.6%.  See “Non-GAAP Financial Measures” below for a reconciliation of Adjusted EBITDA to net income.

Financial Guidance

The Company is raising EPS expectations for the fiscal year (52 weeks) ending January 29, 2013 (“fiscal year 2012”) to a range from $1.46 to $1.50, an increase from the previously communicated range from $1.40 to $1.48.  This outlook continues to assume fiscal 2012 sales in a range from $1.03 billion to $1.06 billion based on opening approximately 100 new stores and comparable-store sales growth of 10.0% to 12.0%.  Such net sales guidance for fiscal 2012 continues to include $90 million to $95 million of net sales from the Mattress Giant stores acquired on May 2, 2012.  Such EPS guidance for fiscal 2012 continues to include estimated nonrecurring direct transaction and integration costs (“acquisition-related costs”) of the Mattress Giant acquisition that are estimated to have a total per diluted share effect of $0.17 to $0.19, consisting of $0.09 to $0.11 in the second quarter, $0.04 to $0.05 in the third quarter and $0.02 in the fourth quarter.

For the fiscal second quarter ending July 31, 2012, the Company expects sales in a range from $270 million to $275 million, and EPS in a range from $0.26 to $0.29, inclusive of acquisition-related costs of the Mattress Giant acquisition.

Call Information

A conference call to discuss first quarter results is scheduled for today, June 5, 2012, at 5:00 p.m. ET.   The call will be hosted by Steve Stagner, president and chief executive officer, and Jim Black, chief financial officer.

The conference call will be accessible by telephone and the Internet.  To access the call, participants from within the U.S. may dial (877) 407-3982, and participants from outside the U.S. may dial (201) 493-6780.  Participants may also access the call via live webcast by visiting the Company’s investor relations website at www.mattressfirm.com.

The replay of the call will be available from approximately 8:00 p.m. Eastern Time on June 5, 2012 through midnight Eastern Time on June 19, 2012.  To access the replay, the domestic dial-in number is (877) 870-5176, the international dial-in number is (858) 384-5517, and the passcode is 394530.  The archive of the webcast will be available on the company’s Web site for a limited time.

Net Sales and Store Unit Information

The components of the net sales increase were as follows (in millions):

Increase (decrease) in net sales
Thirteen Weeks
Ended
May 1, 2012
Comparable-store sales	$24.0
New stores	28.0
Acquired stores	8.0
Closed stores	(2.1)
$57.9

The composition of net sales by major category of product and services were as follows (in millions):

	Thirteen Weeks Ended
	May 3,	% of	May 1,	% of
	2011	Total	2012	Total
Specialty mattresses	$59.4	39.1%	$100.9	48.1%
Conventional mattresses	78.9	51.9%	90.9	43.3%
Furniture and accessories	10.2	6.7%	14.2	6.8%
Total product sales	148.5	97.8%	206.0	98.2%
Delivery service revenues	3.4	2.2%	3.8	1.8%
Total net sales	$151.9	100.0%	$209.8	100.0%

Prior-year components of the Company’s net sales have been reallocated between specialty mattresses and conventional mattresses to be consistent with current-year presentation.

The activity with respect to the number of Company-operated store units was as follows:

Thirteen Weeks
Ended
May 1, 2012
Store units, beginning of period	729
New stores	30
Acquired stores	—
Closed stores	(4)
Store units, end of period	755

Forward-Looking Statements

Certain statements contained in this press release are not based on historical fact and are “forward-looking statements” within the meaning of applicable federal securities laws and regulations. In many cases, you can identify forward-looking statements by terminology such as “may,” “would,” “should,” “could,” “forecast,” “feel,” “project,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue” or the negative of these terms or other comparable terminology;  however,  not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release, such as those relating to our net sales and EPS for fiscal year 2012, are subject to various risks and uncertainties, including but not limited to downturns in the economy and a reduction in discretionary spending by consumers; our ability to execute our key business strategies and advance our market-level profitability; our ability to profitably open and operate new stores and capture additional market share; our relationship with our primary mattress suppliers; our dependence on a few key employees;  the possible impairment of our goodwill or other acquired intangible assets; the effect of our planned growth and the integration of our acquisitions (including our acquisition of Mattress Giant) on our business infrastructure; the impact of seasonality on our financial results and comparable-store sales;  our ability to raise adequate capital to support our expansion strategy; our success in pursuing and completing strategic acquisitions; the effectiveness and efficiency of our advertising expenditures; our success in keeping warranty claims and comfort exchange return rates within acceptable levels; our ability to deliver our products in a timely manner; our status as a holding company with no business operations; our ability to anticipate consumer trends; risks related to our controlling stockholder, J.W. Childs Associates, L.P.; heightened competition; changes in applicable regulations; risks related to our franchises, including our lack of control over their operation and our liabilities if they default on note or lease obligations; risks related to our stock and other factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 31, 2012 filed with the Securities and Exchange Commission (“SEC”) on April 20, 2012 (as amended on May 30, 2012) and our other SEC filings.  Forward-looking statements relate to future events or our future financial performance and reflect management’s expectations or beliefs concerning future events as of the date of this press release.  Actual results of operations may differ materially from those set forth in any forward-looking statements, and the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. Except as required by applicable law, we do not undertake to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Adjusted EBITDA is defined as net income before income tax expense, interest income, interest expense, depreciation and amortization (“EBITDA”), without giving effect to non-cash goodwill and intangible asset impairment charges, gains or losses on store closings and impairment of store assets, gains or losses related to the early extinguishment of debt, financial sponsor fees and expenses, non-cash charges related to stock based awards and other items that are excluded by management in reviewing the results of operations. We have presented Adjusted EBITDA because we believe that the exclusion of these items is appropriate to provide additional information to investors about our ongoing operating performance excluding certain non-cash and other items and to provide additional information with respect to our ability to comply with various covenants in documents governing our indebtedness and as a means to evaluate our period-to-period results. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed to imply that our future results will be unaffected by any such adjustments. We have provided this information to analysts, investors and other third parties to enable them to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of our ongoing operations. Management also uses Adjusted EBITDA to determine executive incentive compensation payment levels. In addition, our compliance with certain covenants under the credit agreement between our indirect wholly owned subsidiary, Mattress Holding Corp., certain lenders, and UBS Securities LLC, as sole arranger and bookrunner and a lender, are calculated based on similar measures, which differ from Adjusted EBITDA primarily by the inclusion of pro forma results for acquired businesses in those similar measures. Other companies in our industry may calculate Adjusted EBITDA differently than we do. Adjusted EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. Adjusted EBITDA has significant limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

The following table contains a reconciliation of our net income determined in accordance with U.S. GAAP to EBITDA and Adjusted EBITDA for the periods indicated (in thousands):

	Thirteen Weeks Ended
	May 3,	May 1,
	2011	2012
Net income	$1,029	$9,736
Income tax expense	80	6,162
Interest income	(2)	(1)
Interest expense	8,277	2,075
Depreciation and amortization	4,394	4,704
Intangible assets and other amortization	387	580
EBITDA	14,165	23,256
Loss on store closings and impairment of store assets	174	17
Financial sponsor fees and expenses	90	—
Stock-based compensation	19	509
Vendor new store funds (a)	4	383
Acquisition related expenses (b)	79	1,179
Other (c)	125	69
Adjusted EBITDA	$14,656	$25,413

(a)                                  Adjustment to recognize vendor funds received upon the opening of a new store in the period opened, rather than over 36-months as presented in our financial statements, which is consistent with how management has historically reviewed its results of operations.

(b)                                 Noncash effect included in net income related to purchase accounting adjustments made to inventories resulting from acquisitions and other acquisition-related cash costs included in net income, such as direct acquisition costs and costs related to training and integration of acquired businesses.

(c)                                  Consists of various items that management excludes in reviewing the results of operations.

MATTRESS FIRM HOLDING CORP.

Consolidated Balance Sheets

(In thousands, except share amounts)

	January 31,	May 1
	2012	2012
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$47,946	$51,622
Accounts receivable, net	18,607	15,395
Inventories	40,961	46,979
Deferred income taxes	12,574	10,800
Prepaid expenses and other current assets	12,054	12,918
Total current assets	132,142	137,714
Property and equipment, net	95,674	104,797
Intangible assets, net	84,795	85,112
Goodwill	291,141	291,141
Debt issue costs and other, net	9,729	9,016
Total assets	$613,481	$627,780
Liabilities and Stockholders’ Equity
Current liabilities:
Notes payable and current maturities of long-term debt	$2,414	$2,415
Accounts payable	42,396	43,509
Accrued liabilities	31,780	31,898
Customer deposits	6,294	6,845
Total current liabilities	82,884	84,667
Long-term debt, net of current maturities	225,940	225,378
Deferred income taxes	31,045	31,564
Other noncurrent liabilities	49,353	51,667
Total liabilities	389,222	393,276

Stockholders’ equity:
Common stock, $0.01 par value; 120,000,000 shares authorized; 33,768,828 shares issued and outstanding at January 31, 2012 and May 1, 2012	338	338
Additional paid-in capital	361,717	362,226
Accumulated deficit	(137,796)	(128,060)
Total stockholders’ equity	224,259	234,504
Total liabilities and stockholders’ equity	$613,481	$627,780

MATTRESS FIRM HOLDING CORP.

Consolidated Statements of Operations

(In thousands, except share and per share amounts)

	Thirteen Weeks Ended
	May 3,	% of	May 1,	% of
	2011	Net Sales	2012	Net Sales
Net sales	$151,924	100.0%	$209,814	100.0%
Cost of sales	95,946	63.2%	127,272	60.7%
Gross profit from retail operations	55,978	36.8%	82,542	39.3%
Franchise fees and royalty income	987	0.6%	1,205	0.6%
	56,965	37.5%	83,747	39.9%
Operating expenses:
Sales and marketing expenses	35,637	23.5%	49,128	23.4%
General and administrative expenses	11,770	7.7%	16,630	7.9%
Loss on store closings and impairment of store assets	174	0.1%	17	0.0%
Total operating expenses	47,581	31.3%	65,775	31.3%
Income from operations	9,384	6.2%	17,972	8.6%
Other expense (income):
Interest income	(2)	0.0%	(1)	0.0%
Interest expense	8,277	5.4%	2,075	1.0%
	8,275	5.4%	2,074	1.0%
Income before income taxes	1,109	0.7%	15,898	7.6%
Income tax expense	80	0.1%	6,162	2.9%
Net income	$1,029	0.7%	$9,736	4.6%

Basic net income per common share	$0.05		$0.29
Diluted net income per common share	$0.05		$0.29

Reconciliation of weighted-average shares outstanding:
Basic weighted average shares outstanding	22,399,952		33,768,828
Effect of dilutive securities:
Stock options	—		156,385
Restricted shares	—		710
Diluted weighted average shares outstanding	22,399,952		33,925,923

MATTRESS FIRM HOLDING CORP.

Consolidated Statements of Cash Flows

(In thousands)

	Thirteen Weeks Ended
	May 3,	May 1,
	2011	2012
Cash flows from operating activities:
Net income	$1,029	$9,736
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	4,394	4,704
Interest expense accrued and paid-in-kind	6,072	—
Loan fee and other amortization	598	586
Deferred income tax expense	—	2,293
Stock-based compensation	19	509
Loss on store closings and impairment of store assets	(65)	17
Effects of changes in operating assets and liabilities, excluding business acquisitions:
Accounts receivable	458	3,212
Inventories	(1,618)	(6,018)
Prepaid expenses and other current assets	1,053	(864)
Other assets	21	(151)
Accounts payable	739	1,113
Accrued liabilities	(522)	118
Customer deposits	533	551
Other noncurrent liabilities	819	2,324
Net cash provided by operating activities	13,530	18,130
Cash flows from investing activities:
Purchases of property and equipment	(3,319)	(13,854)
Net cash used in investing activities	(3,319)	(13,854)
Cash flows from financing activities:
Principal payments of debt	(1,384)	(600)
Net cash used in financing activities	(1,384)	(600)
Net increase in cash and cash equivalents	8,827	3,676
Cash and cash equivalents, beginning of period	4,445	47,946
Cash and cash equivalents, end of period	$13,272	$51,622

MATTRESS FIRM HOLDING CORP.

Reported to Adjusted Statements of Operations Data

(In thousands, except share and per share amounts)

	Thirteen Weeks Ended
	May 3, 2011	May 1, 2012
			Acquisition-
			Related
	As Reported	As Reported	Costs (1)	As Adjusted
Income from operations	$9,384	$17,972	$1,179	$19,151
Other expense, net	8,275	2,074	—	2,074
Income before income taxes	1,109	15,898	1,179	17,077
Income tax expense (2)	80	6,162	457	6,619
Net income	$1,029	$9,736	$722	$10,458

Basic net income per common share	$0.05	$0.29	$0.02	$0.31
Diluted net income per common share	$0.05	$0.29	$0.02	$0.31

Basic weighted average shares outstanding	22,399,952	33,768,828	33,768,828	33,768,828
Diluted weighted average shares outstanding	22,399,952	33,925,923	33,925,923	33,925,923

(1)  In April 2012, we announced the signing of a purchase agreement for all of the equity interests of Mattress Giant, including approximately 180 specialty retail stores.  The acquisition closed on May 2, 2012.  Acquisition-related costs, consisting of direct transaction costs and integration costs are included in the results of operations as incurred.  During the thirteen weeks ended May 1, 2012, we incurred $1.2 million of acquisition-related costs.

(2)  Reflects effective income tax rate of 38.8% for 2012.

Our “As Adjusted” data is considered a non-U.S. GAAP financial measure and is not in accordance with, or preferable to, “As Reported,” or GAAP financial data. However, we are providing this information as we believe it facilitates year-over-year comparisons for investors and financial analysts.

About Mattress Firm

Houston-based Mattress Firm is one of the nation’s leading specialty bedding retailers, offering a broad selection of both traditional and specialty mattresses from leading manufacturers, including Sealy, Serta, Simmons, Stearns & Foster and Tempur-Pedic.

Investor Relations Contact: Brad Cohen, ir@mattressfirm.com, 713.343.3652

Media Contact: Sari Martin, mattressfirm@icrinc.com, 203.682.8345

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